Exhibit 107

Calculation of Filing Fee Tables

S-1

(Form Type)

Greenidge Generation Holdings Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee(3)

Fees to Be Paid	Equity	Class A common stock, par value $0.0001 per share	457(c)	5,720,951	$8.50	$48,628,083.50	0.0000927	$4,507.82

	Total Offering Amounts					$48,628,083.50		$4,507.82

	Total Fees Previously Paid							—

	Total Fee Offsets							$3,698.28

	Net Fee Due							$809.54

(1)

Represents 5,720,951 shares of class A common stock that are issuable at the option of the registrant pursuant to a purchase agreement with the selling stockholder. The shares will be offered for resale by the selling stockholder. Pursuant to Rule 416 under the Securities Act of 1933, this registration statement also covers any additional number of shares of class A common stock issuable upon stock splits, stock dividends, dividends or other distribution, recapitalization or similar events with respect to the shares of class A common stock being registered pursuant to this registration statement.

(2)

Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, based on the average of the high and low prices per share of class A common stock as reported on The Nasdaq Global Select Market on April 13, 2022.

(3)

Pursuant to Rule 457(p) under the Securities Act, the registration fee for this registration statement is being offset by $3,698.28, representing the unused portion of the registration fee ($12,546.50) previously paid by the Registrant in connection with the registration statement on Form S-1 (File No. 333-259678) filed with the SEC on September 21, 2021 (the “2021 Registration Statement”), of which $4,264.20 was used pursuant to the 2021 Registration Statement, $852.84 was used pursuant to a post-effective amendment (File No. 333-260177) to the 2021 Registration Statement filed with the SEC on October 8, 2021 and $3,731.18 was used pursuant to the registration statement on Form S-1 (File No. 333-261163) filed with the SEC on December 1, 2021.